NEWS RELEASE                                 CORDIS




Johnson & Johnson   Cordis Corporation            Cordis Corporation
F. Robert Kniffin   Chick McDowell                14201 N.W. 60th Avenue
(908) 524-3535      (305) 824-2821                Miami Lakes, Fl  33014
                                                  (305) 824-2000
                                                  (305) 824-2080 Fax

Annie H. Lo         Fred Garcia or Gene Donati    Mailing Address:
(908) 524-6491      Clark & Weinstock             P.O. Box 025700
                    (212) 953-2550                Miami, Fl  33102-6700


For Immediate Release:   December 27, 1995


                    Johnson & Johnson and Cordis Corporation
                       Extend Due Diligence Review Period



     New Brunswick, NJ, and Miami, Fl, (Dec 27) -Johnson & Johnson (NYSE-JNJ) and Cordis Corporation (NASDAQ:CORD) today announced that they have amended their previously announced merger agreement to extend until January 22, 1996, the period during which Johnson & Johnson has the right to terminate the merger agreement based on its due diligence review of Cordis.